Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May 1, 2020, by and among BJ’s Restaurants, Inc., a California corporation (the “Company”), and SC 2018 Trust LLC, a Delaware limited liability company (the “Buyer”).

WHEREAS:

A.    The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.    The Buyer wishes to purchase, and the Company wishes to sell at the Closing (as defined below), upon the terms and conditions stated in this Agreement, 375,000 shares of common stock, no par value per share, of the Company (the “Common Stock” and such shares, the “Common Shares”).

C.    As a condition precedent to the Closing, the parties hereto will execute and deliver, among other things, (i) a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), (ii) an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), and (iii) a Common Stock Purchase Warrant, substantially in the form attached hereto as Exhibit C (the “Warrant Agreement”).

D.    The shares of Common Stock issuable pursuant to this Agreement are referred to herein as the “Purchased Shares”.

E.    The shares of Common Stock issuable pursuant to this Agreement and the shares of Common Stock issuable pursuant to the Warrant Agreement collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.    PURCHASE AND SALE OF PURCHASED SHARES.

(a)    Purchase of the Common Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer free and clear of any Liens (other than Liens incurred by the Buyer, restrictions arising under applicable securities laws, or restrictions imposed by the Transaction Documents), and the Buyer agrees to purchase from the Company on the Closing Date (as defined below), 375,000 Purchased Shares (the “Closing”).

(b)    Closing Date. The date, time and place of the Closing (the “Closing Date”) shall be on May 5, 2020 after notice of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below, remotely by electronic exchange of Closing documentation upon mutual agreement among the Company and the Buyer (or such other date, time and place as is mutually agreed to by the Company and the Buyer).

(c)    Purchase Price. The Buyer shall pay $20.00 for each Purchased Share to be purchased by the Buyer at the Closing (the “Purchase Price”). The aggregate Purchase Price paid by the Buyer shall be $7,500,000 (the “Aggregate Purchase Price”).

(d)    Form of Payment. On the Closing Date, subject to the receipt of evidence of issuance of the Purchased Shares referred to in Section 6(a)(1), (i) the Buyer shall pay the Aggregate Purchase Price to the Company for the Purchased Shares at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall issue to the Buyer in book-entry form 375,000 Common Shares.

2.    BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants that:

(a)    Organization and Qualification. The Buyer is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Buyer is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. As used in this Agreement, “Buyer Material Adverse Effect” means any change, effect, event, occurrence or development that would prevent, materially delay, or materially impair the Buyer’s ability to consummate any of the transactions contemplated hereby or under any of the other Transaction Documents.

(b)    Consents. The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below), other than the filing with the SEC of a Schedule 13D and any required amendments with respect to the Purchased Shares, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, and the Buyer is unaware of any facts or circumstances that might prevent the Buyer from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(c)    Sufficient Funds. At the Closing, the Buyer will have available funds necessary to consummate the purchase of the Purchased Shares and pay to the Company the Aggregate Purchase Price, as contemplated by Section 1(c).

(d)    No Public Sale or Distribution. The Buyer is acquiring the applicable Purchased Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(e)    Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Buyer (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment with respect to the Securities and (ii) can bear the economic risk of (A) an investment in the Securities indefinitely and (B) a total loss in respect of such investment.

(f)    Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities. Prior to the Closing, the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and the Buyer is not a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

(g)    Information. The Buyer and its advisors, if any, have been furnished with or have had full access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company or its representatives. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(h)    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(i)    Transfer or Resale. The Buyer acknowledges that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, (ii) the Buyer cannot sell, transfer, or otherwise dispose of any of the Securities, except in compliance with the Transaction Documents and the registration requirements or exemption provisions of the 1933 Act and any other applicable securities laws; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (except pursuant to the Registration Rights Agreement).

(j)    Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission,

or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of the Buyer.

(k)    Authorization; Validity; Enforcement. The Buyer has the requisite power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been, or when executed will be, duly authorized by the Buyer. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(l)    No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to the Buyer or by which any property or asset of the Buyer is bound or affected, in each case other than as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(m)    No Other Company Representations or Warranties. The Buyer acknowledges and agrees that neither the Company nor any of its Subsidiaries makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement. In connection with the due diligence investigation of the Company by the Buyer and its representatives, the Buyer and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Buyer is familiar, that the Buyer is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Buyer (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Section 3 and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement, the Buyer will have no claim against the Company or any of its Subsidiaries, or any of their respective representatives, with respect thereto. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Buyer or any of its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate or other Transaction Document delivered by the Company in connection with this Agreement, nor will anything in this Agreement operate to limit any claim by the Buyer or any of its Affiliates for actual and intentional fraud. As used in this Agreement, “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person as of the date which, or at any time during the period for which, the determination of affiliation is being made; provided that, with respect to Buyer, an Affiliate shall expressly include any Affiliate of Ron Shaich or any Affiliate of Act III Holdings, LLC. For purposes of this definition, “control,” when used with respect to any Person, has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that except as (A) disclosed (to the extent that the relevance of any such disclosure with respect to any section of this Agreement is reasonably apparent on its face) in SEC Documents filed or furnished after December 31, 2019 and prior to the date hereof and other than any disclosures (x) in any risk factors section (to the extent such disclosure is predictive or forward-looking in nature), (y) in any “forward-looking statements” section or (z) in any other sections to the extent such disclosures are similarly predictive or forward-looking in nature, or (B) set forth in the confidential disclosure letter delivered by the Company to the Buyer prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection):

(a)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

As used in this Agreement, “Subsidiary” means any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity for which the Company directly or indirectly owns (a) at least 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (b) sufficient voting rights to elect at least a majority of the board of directors or other governing body. As used in this Agreement, “Material Adverse Effect” means any change, effect, event, occurrence or development that has a material adverse effect on the business, operations, results of operations, capital, properties, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, provided, that, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) changes generally affecting the industry in which the Company or its Subsidiaries operate; (B) general changes in the economic or business conditions or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes) in which the Company or its Subsidiaries operate; (C) earthquakes, fires, floods, hurricanes, tornadoes, pandemics, or similar catastrophes or acts of god or weather conditions, and any state or federal government orders or other actions in response thereto, (D) political conditions, including acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof (other than cyberattacks targeting the Company or its Subsidiaries); (E) any change in GAAP (as defined in Section 3(h)) or any change in laws of general applicability (or interpretation or enforcement thereof) after the date hereof; (F) the execution of this Agreement or the public disclosure of this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions (if any), financing sources, customers, suppliers, or partners that the Company can reasonably establish resulted from the execution or the public disclosure of this Agreement or the transactions contemplated hereby); (G) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; (H) a decline in the trading price or trading volume of the Company’s common stock; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect; and (I) any actions taken, or failure to take any action, in each case, to which the Buyers have expressly given advance written approval or consent, that is affirmatively required by this Agreement or requested by a Buyer; provided that a material adverse effect described in any of the foregoing clauses (A) through (E) may be taken into account to the extent the Company and its Subsidiaries are disproportionately affected thereby relative to other companies in the industries in which the Company and its Subsidiaries operate. As used in this Agreement, “knowledge” means, with respect to the Company, the actual knowledge of Gregory Trojan, Gregory Levin and Kendra Miller, in each case, after reasonable inquiry of such person’s direct reports.

(b)    Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Investor Rights Agreement and the Warrant Agreement (collectively, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby and to reserve for issuance and issue the Securities in accordance with the terms of the Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Shares and the reservation for issuance and the issuance of the Common Shares issuable upon the exercise of the Buyer’s rights under the Warrant Agreement, have been duly authorized by the Company’s Board of Directors (the “Board”) and (other than the filing with the SEC of a Form D and one or more Registration Statements (as defined in the Registration Rights Agreement) in accordance with the requirements of the Registration Rights Agreement and other filings as may be required by state securities agencies) no further filing, consent, or further authorization is required by the Company, the Board or its shareholders. This Agreement and the other Transaction Documents have been (or will be, upon execution) duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Assuming that Buyer is not a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring more than 20% of the Company’s outstanding common stock simultaneously with the transactions contemplated by this Agreement, no Shareholder Approval will be required for the issuance of the Securities. For purposes of this Agreement, “Shareholder Approval” means (i) any approval of the shareholders of the Company necessary to approve the issuance of the Securities under the applicable rules of the Principal Market or (ii) a waiver of the applicability of such rules to the Securities.

(c)    Issuance of Securities. The issuance of the Purchased Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, shall be (i) validly issued, (ii) free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof and (iii) fully paid and nonassessable with the holders being entitled to all rights accorded to a holder of Common Stock. Upon exercise of the Buyer’s rights under the Warrant Agreement and payment of the consideration required upon exercise thereunder, the applicable Common Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming in part the accuracy of each of the representations and warranties of the Buyer set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Company’s Articles of Incorporation (the “Articles of Incorporation”), or the Company’s Bylaws, dated as of May 30, 2007 and in effect on the Closing Date (the “Bylaws”), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, or (iii) assuming the accuracy of the representations and warranties of Buyer under this Agreement, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the “Principal Market”) and applicable laws of the State of California and any foreign, federal, and other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than, in the case of clause (ii) or clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated hereby or under any of the other Transaction Documents. As used in this Agreement, “Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, lien (statutory or otherwise), defect of title, adverse right or claim, or encumbrance of any kind, in each case, whether contingent or absolute and “Permitted Lien” means , in respect of any Person, any one or more of the following, applying to such Person or any of its Subsidiaries: (i) Liens for taxes which are not yet due or payable or that are being contested in good faith by appropriate proceedings; (ii) Liens of mechanics, repairmen, workers, carriers and other similar liens arising in the ordinary course of such Person’s business relating to obligations as to which there is no default on the part of such Person or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings; (iii) zoning, building, entitlement and other land use regulations promulgated by any governmental entities of competent jurisdiction;(iv) easements, rights of way and other similar encumbrances that do not materially interfere with the present use of or title to the property related thereto and would not be shown or disclosed by a current and accurate survey; (v) Liens incurred in the ordinary course of such Person’s business that do not, individually or in the aggregate, materially impair the current use, operation or value of the property subject thereto or the conduct of the business of such Person and its Subsidiaries as currently conducted; and (vi) Liens in favor of the Company’s lender pursuant to the Credit Agreement (as defined herein).

(e)    Consents. The Company is not required to obtain any consent, approval, authorization, permit, declaration or order of, or make any filing or registration with (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, other filings as may be required by state securities agencies and the listing of the Securities on the Principal Market), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (or in the case of the filings detailed above, will be made after the Closing Date within the time period required by applicable Law), and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated hereby or under any of the other Transaction Documents.

(f)    No General Solicitation; Broker Fees. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(g)    No Integrated Offering. None of the Company nor its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require the approval of the shareholders of the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

(h)    SEC Documents; Financial Statements; Shell Company Status.

(i)    Since December 31, 2017, the Company has timely filed or furnished all the SEC Documents required to be filed or furnished by it with the SEC pursuant to Section 13(a) or 15(d) of 1934 Act. As of their respective filing or being furnished (or if amended or supplemented, as of the date of such amendment or supplement, or, in the case of an SEC Document that is a registration statement filed pursuant to the 1933 Act or a proxy statement filed pursuant to the 1934 Act, on the date of effectiveness of such SEC Document or date of the applicable meeting, respectively), the SEC Documents complied or will comply, as applicable, with the applicable requirements of the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act of 2002, as amended (and in each case, the rules and regulations of the SEC promulgated thereunder), in each case as in effect at such time, and none of the SEC Documents, at the time they were filed or furnished, or will be filed or furnished, with the SEC (or, if amended or supplemented, the date of the filing of such amendment or supplement, with respect to the disclosures that were so amended or supplemented or, in the case of an SEC Document that is a registration statement filed pursuant to the 1933 Act or a proxy statement filed pursuant to the 1934 Act, on the date of effectiveness of such SEC Document or date of the applicable meeting, respectively), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made or will be made, not misleading. For purposes of this Agreement, “SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed and so filed by it with the SEC under Sections 12, 13, 14 or 15(d) of the 1934 Act and all exhibits included therein and financial statements (including the consolidated balance sheets and consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows), notes and schedules thereto and documents incorporated by reference therein. The Company is currently eligible to register securities on Form S-3.

(ii)    To the knowledge of the Company, (i) none of the SEC Documents filed or furnished since December 31, 2017 is subject to any pending proceeding by or before the SEC, and (ii) there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents filed or furnished since December 31, 2017.

(iii)    None of the Subsidiaries of the Company is subject to the reporting requirements of Section 13a or 15d of the 1934 Act.

(iv)    The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the 1934 Act) in accordance with Rule 13a-15 under the 1934 Act that are reasonably designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. Since December 31, 2018, neither the Company nor any of its Subsidiaries has identified or been made aware of (i) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been publicly disclosed or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(v)    As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not material in amount or effect).

(vi)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Balance Sheet Date”), (ii) incurred after the Balance Sheet Date in the ordinary course of the Company’s business, (iii) as expressly contemplated by the Transaction Documents or otherwise incurred in connection with the transactions contemplated hereby and thereby, or (iv) that have been discharged or paid prior to the date of this Agreement.

(vii)    Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement or arrangement (including any contract, agreement or arrangement relating to any transaction or relationship between or among the Company or one or more of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the 1933 Act).

(viii)    The Company is not, and has not been at any time, an issuer identified in Rule 144(i)(1).

(i)    Absence of Certain Changes. Since December 31, 2019, (a) except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)    Compliance with Organizational Documents and Laws; Conduct of Business; Regulatory Permits.

(i)    Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of determination of any outstanding series of preferred stock of the Company (if any), the Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or articles of incorporation or articles of association or bylaws, respectively.

(ii)    Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any law, statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)    The Company and its Subsidiaries possess all Licenses issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of proceedings, and no proceedings have been threatened, relating to the revocation or modification of any such License. As used in this Agreement, “License” means any license, permit, certification, approval, registration, consent, authorization, franchise, variance or exemption issued or granted by a governmental entity.

(iv)    Each of the facilities of the Company and its Subsidiaries is in compliance in all material respects with the Americans with Disabilities Act of 1990, as amended, and other similar laws applicable to such facilities.

(v)    None of the Company nor any of its Subsidiaries has, during the last three years, been cited, fined or otherwise been notified by any Person of any (i) material failure to comply with any applicable laws related to the preparation, holding, offering for sale and sale of food and beverages, including any applicable laws governing food and beverage safety and handling, nutrition labeling on menus or branding or (ii) material investigation or review by any governmental authority regarding the foregoing.

(vi)    Any and all approvals and/or filings by any federal, state or local food or liquor authority necessary for the continued operation of any establishment operated by the Company or any of its Subsidiaries with full food and liquor service have been received and/or filed, as applicable, and are in full force and effect, except where the failure to have been received and/or filed, as applicable, or be in full force and effect, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of and after the Closing Date, to the knowledge of the Company and assuming that neither Buyer nor its Affiliates own any business engaged in the distribution or manufacture of alcoholic beverages, no such approvals and/or filings, as applicable, shall require the inclusion of the Buyer as a party, guarantor or signatory to such approval or filing.

(k)    Equity Capitalization. The authorized capital stock of the Company consists of (i) 125,000,000 shares of Common Stock, no par value, of which as of the date hereof, 18,760,619 shares are issued and outstanding, and 2,446,823 shares are reserved for issuance pursuant to the Company’s Equity Incentive Plan and (ii) 5,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding. All of such issued and outstanding shares are, or upon issuance will be, validly issued, fully paid and nonassessable. As of the Closing Date, other than the Common Stock, no other shares of capital stock will be issued or outstanding. The Company has reserved for issuance that number of shares of Common Stock that are issuable under the Warrant Agreement and when issued upon exercise of the Buyer’s rights thereof in accordance with the Warrant Agreement will be issued, fully paid and non-assessable and will not be subject to any preemptive right or any restriction on transfer under applicable law or contract, agreement or arrangement other than applicable federal and state securities laws, this Agreement and the Investor Agreement. Other than as provided in the Transaction Documents, and except for equity incentive awards outstanding under the Company’s Equity Incentive Plan, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any capital stock or other securities of the Company or its Subsidiaries or any other securities or bonds, debentures, notes or other obligations convertible or exchangeable into or exercisable for or giving any Person a right to subscribe for any capital stock or other securities of the Company or any of its Subsidiaries, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer. Except as otherwise provided in the Warrant Agreement and the Registration Rights Agreement, there are no outstanding rights or obligations of the Company to register with the SEC or repurchase or redeem any of its equity securities. The rights, preferences, privileges, and restrictions of the Common Stock are as stated in the Articles of Incorporation. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. As of the date hereof and as of the Closing Date, the Company’s Common Stock is listed on the Principal Market and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the Principal Market. Neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively. Neither the Company nor any of its Subsidiaries is a party to any voting agreement or similar agreement with respect to the capital stock or other securities of the Company or any of its Subsidiaries.

(l)    Indebtedness and Other Contracts. Except with respect to the covenants contained in that certain Third Amended and Restated Credit Agreement, dated on or about the date of this Agreement, among the Company, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., and the other lending institutions that are parties thereto (the “Credit Agreement”), the Company is not party to any material loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, License, contract or other agreement or arrangement, and is not subject to any provision in the Articles of Incorporation or Bylaws that, in each case, by its terms prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Warrant Agreement. The Company and its Subsidiaries are not in material breach of, or default or violation under, the Credit Agreement. Other than the Credit Agreement, the Company is not party to any material loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, License, contract or other agreement or arrangement that would rank senior to or pari passu with the Securities.

(m)    Absence of Litigation. The Company has received no written notice of any, and there are no, actions, suits, proceedings, inquiries or investigations before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, except as arising in the ordinary course of the Company’s business and which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the Company’s ability to consummate any of the transactions contemplated hereby or under any of the other Transaction Documents.

(n)    Employee Relations.

(i)    Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Since December 31, 2017, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no strike, lockout, slowdown, or work stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(ii)    The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)    Neither the Company nor any of its Subsidiaries is delinquent in any payments to any of their respective employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or any of its Subsidiaries.

(iv)    Neither the Company nor any of its Subsidiaries has incurred any obligation or liability under the Worker Adjustment and Retraining Notification Act or any similar applicable Law that remains unsatisfied.

(o)    Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens (other than Permitted Liens) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)    Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, Licenses, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted, except where failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)    Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have obtained all Licenses required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such License, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply or the failure to obtain such License would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to human health (to the extent related to exposure to Hazardous Materials (as hereinafter defined)), pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to the handling, management, use, storage, treatment, emission, discharge, release or threatened release of pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all codes, decrees, injunctions, judgments, orders, or regulations issued, entered, promulgated or approved thereunder.

(r)    Investment Company Status. Neither the Company nor any Subsidiary is an “investment company,” and, to the Company’s knowledge, neither the Company nor any Subsidiary is a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(s)    Tax Status. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary of the Company (i) has timely and properly made or filed all U.S. federal, state and foreign tax returns, reports and declarations (including, without limitation, any information returns and any required schedules or attachments thereto) required to be filed by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(t)    No Disqualification Events. With respect to the issuance of the Securities, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act except for items covered by Rule 506(d)(2) or (d)(3).

(u)    Illegal Payments; FCPA Violations. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since December 31, 2017, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, director, employee, agent, representative or consultant acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such) has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any government official with the purpose of (i) influencing any act or decision of such government official in his or her official capacity; (ii) inducing such government official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such government official to influence or affect any act or decision of such governmental entity, except, with respect to the foregoing clauses (i) through (iv), as permitted under the U.S. Foreign Corrupt Practices Act or other applicable law; (b) made any illegal contribution to any political party or candidate; (c) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery law.

(v)    Economic Sanctions. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is not in contravention of any sanction, and has not engaged in any conduct sanctionable, under U.S. economic sanctions Laws, including applicable laws administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, 31 C.F.R. Part V, the Iran Sanctions Act, as amended, the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended, the Iran Threat Reduction and Syria Human Rights Act, as amended, the Iran Freedom and Counter-Proliferation Act of 2012, as amended, and any executive order issued pursuant to any of the foregoing.

(w)    No Rights Agreements; Anti-Takeover Provisions. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Board has taken all necessary actions to ensure that no restrictions included in any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other state anti-takeover law is, or as of the Closing will be, applicable to the transactions contemplated hereby, including the Company’s issuance of shares of the Purchased Shares and any issuance pursuant to the Warrant Agreement or the Investor Rights Agreement.

(x)    No Other Representations or Warranties of the Buyers. The Company acknowledges and agrees that none of the Buyer or any of its Affiliates makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Company or any of its Subsidiaries to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its Subsidiaries for actual and intentional fraud.

4.    COVENANTS.

(a)    Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities if required under Regulation D and shall provide a copy thereof to any Buyer promptly upon such Buyer’s request. Following the Closing Date, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States. The Company shall provide the Buyer and its legal counsel with a reasonable opportunity to review and comment upon drafts of all documents to be submitted to or filed with the SEC, whether publicly or not, in connection with the transactions contemplated hereby and by the other Transaction Documents and give reasonable consideration to all such comments.

(b)    Reporting Status. Until the earlier of (x) a Change of Control or (y) the date on which either (1) the Investors (as defined in the Registration Rights Agreement) shall have sold all of the Securities and Warrants (as defined in the Warrant Agreement) or (2) the Warrant Agreement has expired in accordance with its terms or has been earlier terminated by the parties thereto, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall use reasonable best efforts to maintain its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such filing, and the Company shall use reasonable best efforts to maintain its eligibility to register the Securities for resale by the Investors on Form S-3. For purposes of this Agreement, “Change of Control” means, at any time, the occurrence of any of the following events or circumstances: (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall (A) become the “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities or (B) otherwise acquire, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company, whether through the ability to exercise voting power, by contract or otherwise, (ii) persons who were (A) directors of the Company on the date hereof or (B) appointed by directors who were directors of the Company on the date hereof or were nominated or approved by directors who were directors of the Company on the date hereof shall cease to occupy a majority of the seats (excluding vacant seats) on the Board, (iii) the consummation of a merger or consolidation of the Company with or into any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any direct or indirect sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (it being agreed that the sale, transfer or other disposition by any Person of the Equity Interests of any subsidiary constitutes an indirect sale, transfer or disposition of the assets of such subsidiary).

(c)    Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes, including funding working capital, the repayment of indebtedness and the payment of fees and expenses in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

(d)    Fees and Expenses. Except as otherwise set forth in any of the Transaction Documents, each party to this Agreement shall bear its own fees and expenses in connection with the sale of the Securities to the Buyer, the Company shall reimburse the Buyer for all reasonable and documented out-of-pocket costs and expenses, including legal fees, expenses, other professional fees and expenses, and all reasonable out-of-pocket due diligence expenses, in an aggregate amount not to exceed seventy-five thousand dollars ($75,000), incurred by the Buyer in connection with the transaction contemplated by this Agreement.

(e)    Transfer or Resale. The Buyer shall not Transfer or offer to Transfer the Securities unless (A) such Securities are subsequently registered pursuant to the terms of the Registration Rights Agreement, (B) such Transfer is made to the Company or to an Affiliate of the Buyer, (C) the Buyer shall have delivered to the Company an opinion of counsel or any other evidence reasonably satisfactory to legal counsel of the Company, in a form reasonably acceptable to the Company, to the effect that such Securities to be Transferred may be Transferred pursuant to (i) Regulation S promulgated under the 1933 Act or (ii) another valid exemption from registration under the 1933 Act or the rules and regulations of the SEC thereunder, or (D) the Buyer provides the Company with reasonable assurance that such Securities can be Transferred pursuant to (i) Rule 144 promulgated under the 1933 Act (“Rule 144”) or (ii) Rule 144A promulgated under the 1933 Act (“Rule 144A”). In the case that a Buyer is permitted to Transfer the Securities and, if applicable, provides satisfactory evidence to the Company pursuant to the previous sentence, the Company shall, at the request of the holder of such Securities, issue such book-entry Securities to the holder or the applicable transferee of such Securities by electronic delivery (x) if eligible and requested by the holder or applicable transferee, on the applicable balance account at The Depository Trust Company, and (y) on the books of the Company or its transfer agent. For purposes of this Agreement, “Transfer” means, with respect to the Securities, to sell, transfer, hypothecate, assign, gift, bequest or otherwise dispose of such Securities.

(f)    Disclosure of Transactions and Other Material Information. On the date of this Agreement or no later than 9:30 a.m. New York City local time on the business day following the date of execution of this Agreement, the Company shall (i) issue a press release and/or file a Current Report on Form 8-K, in each case, reasonably acceptable to the Buyer, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and (ii) file a Current Report on Form 8-K reasonably acceptable to the Buyer attaching this Agreement, the form of Investor Rights Agreement, the form of the Warrant Agreement and the form of Registration Rights Agreement as exhibits to such filing (which shall not include schedules or exhibits not customarily filed with the SEC). In furtherance of the foregoing, the Company shall provide the Buyer and its legal counsel with a reasonable opportunity to review and comment upon drafts of all documents to be publicly disclosed or filed with the SEC in connection with the transactions contemplated hereby and by the other Transaction Documents and give reasonable consideration to all such comments.

(g)    Legends.

(i)    The book-entry accounts maintained by the Company’s transfer agent representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against Transfer of such Securities bearing such legend):

NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

(ii)    At the request of a holder of the Securities or a transferee pursuant to Section 4(e), the legend set forth in Section 4(g)(i) above shall be removed from the applicable Securities on the book-entry accounts maintained by the Company’s transfer agent representing the Securities if such legend is not required in order to establish compliance with any provisions of the 1933 Act.

(h)    Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax incurred in connection with this Agreement. However, in the case of the exercise of a Warrant, the Company shall not be required to pay any tax or duty that may be payable in respect of any Transfer involved in the issue and delivery of Common Shares issuable upon such exercise to a beneficial owner other than the beneficial owner of the Warrant immediately prior to such exercise, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(i)    Tax Treatment. No later than ninety (90) days after the Closing Date, the Buyer shall engage a nationally recognized valuation expert reasonably acceptable to the Company, to conduct a valuation of the Warrants as of the date of their issuance. The Buyer shall promptly provide the Company with such valuation once it has been prepared by such valuation expert. The Buyer and the Company shall allocate the Purchase Price in accordance with such valuation for all U.S. tax purposes. The Buyer shall pay any and all costs of conducting such valuation.

(j)    Reporting. The Company shall reasonably cooperate with the Buyer to provide any information to the Buyer (or make such information available to the Buyer) as the Buyer reasonably request that the Company has in its possession (or any of the Company’s Subsidiaries have in their possession), for purposes of any tax reporting, filing obligation or regulatory requirement of the Buyer in connection with (i) the ownership by the Buyer of any interest in the Company, (ii) any transaction between the Buyer, on the one hand, and the Company or any of its Subsidiaries, on the other hand, and (iii) the status of any Subsidiary of the Company for U.S. federal, state or local tax purposes as a foreign corporation or as a “controlled foreign corporation” within the meaning of Section 957 of the Code, including any filing obligation pursuant to Sections 6038, 6038B and 6046 of the Code. As used in this Agreement, the “Code” means the Internal Revenue Code of 1986, as amended. The Company shall use its commercially reasonable efforts to cause its transfer agent to respond to reasonable requests for information (which is not otherwise publicly available) made by the Buyer or its auditors related to the actual holdings of the Buyer, its Permitted Transferees or its accounts.

(k)    Investment Company. So long as the Buyer holds any Securities, the Company will not take any actions that would be reasonably likely to cause it to be an “investment company,” or a company controlled by an “investment company” other than the Buyer, as such terms are defined in the Investment Company Act of 1940, as amended.

(l)    NASDAQ Listing. To the extent it has not already done so, promptly following the execution of this Agreement, the Company shall apply to cause the Securities to be approved for listing on the Principal Market. The Company shall use its reasonable best efforts to cause the Securities to be approved for listing on the Principal Market, subject to official notice of issuance.

5.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)    The obligation of the Company hereunder to issue and sell the Purchased Shares to the Buyer at the Closing, is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived (in whole or in part) by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i)    The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company.

(ii)    The Buyer shall have delivered the Aggregate Purchase Price to the Company at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company, subject to receipt of evidence of issuance referred to in Section 6(a)(i).

(iii)    The representations and warranties of the Buyer shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) without giving effect to any qualification or limitation as to “materiality,” “Buyer Material Adverse Effect” or similar qualifier set forth therein.

(iv)    The Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(v)    The Buyer shall have executed the form of representation letter in favor of BofA Securities, Inc. in substantially the same form as Exhibit D attached hereto.

6.    CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)    The obligation of the Buyer to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived (in whole or in part) by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Company shall have (A) duly executed and delivered to the Buyer each of the Transaction Documents and (B) issued to the Buyer in book-entry form 375,000 Purchased Shares at the Closing and delivered to the Buyer a copy from the Company’s books and records evidencing such issuance.

(ii)    The Buyer shall have received the opinion of Elkins Kalt Weintraub Reuben Gartside LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(iii)    The Company shall have delivered to the Buyer (A) a certificate dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 6(a)(iv), (v) and (vi), and (B) a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (I) the resolutions consistent with Section 3(b) as adopted by the Board in a form reasonably acceptable to the Buyer, (II) the Articles of Incorporation and (III) the Bylaws, in the form attached hereto as Exhibit F.

(iv)    (A) The representations and warranties of the Company set forth in Section 3 (other than the representations and warranties set forth in the first sentence of Section 3(a), Section 3(b), Section 3(c), Section 3(f), Section 3(g), clause (b) of Section 3(i), Section 3(k), Section 3(l), Section 3(r) and Section 3(w)), shall be true and correct as of the date of this Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) the representations and warranties of the Company set forth in the first sentence of Section 3(a), Section 3(b), Section 3(c), Section 3(f), Section 3(g), Section 3(k) (other than the first sentence of Section 3(k)), Section 3(l), Section 3(r) and Section 3(w), shall be true and correct in all material respects as of the date of this

Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein; and (C) the representations and warranties of the Company set forth in clause (b) of Section 3(i) and the first sentence of Section 3(k), shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

(v)    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(vi)    The Common Stock, including the Securities (I) shall be approved and designated for quotation or listed on the Principal Market, subject to official notice of issuance, and (II) shall not be suspended, in each case, on the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vii)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(viii)    The Company and its Subsidiaries shall have returned all loan proceeds received by the Company and certain of its Subsidiaries under the Paycheck Protection Program under the CARES Act.

7.    TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) business days following the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party. None of the Parties may rely, as a basis for terminating this Agreement or not consummating the transactions contemplated hereby, on the failure of any condition set forth in Section 5 or Section 6, as the case may be, to be satisfied, if such failure was caused by such party’s failure to perform any of its obligations under this Agreement.

8.    MISCELLANEOUS.

(a)    Specific Performance. The Buyer, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Buyer, on the one hand, and the Company, on the other hand (in each case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8(a) is not the exclusive remedy for any violation of this Agreement.

(b)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(d)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)    Entire Agreement; Amendment and Waiver. This Agreement and the other Transaction Documents supersede all other prior or contemporaneous negotiations, writings and understandings between the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents, and the instruments referenced herein and therein constitute the full and entire understanding and agreement of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to any such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Buyer; provided that the conditions to each of the respective parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law; provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the party against whom the waiver is to be effective. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(g)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:	BJ’s Restaurants, Inc. 7755 Center Avenue Huntington Beach, California 92647 Attention: Greg Levin E-mail: glevin@bjsrestaurants.com

with a copy (for informational purposes only) to:	Elkins Kalt Weintraub Reuben LLC 10345 W. Olympic Blvd. Los Angeles, CA 90064 Attention: Robert Steinberg, Esq. E-mail: rsteinberg@elkinskalt.com

If to the Buyer:	SC 2018 Trust LLC 23 Prescott St. Brookline, MA 02446 Attention: Ron Shaich E-mail: ronshaich@act3holdings.com

with a copy (for informational purposes only) to:	Sullivan & Cromwell LLP 125 Broad St. New York, NY 10004 Attention: Frank Aquila Audra D. Cohen E-mail: aquilaf@sullcrom.com cohena@sullcrom.com or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date, and recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii), or (iii) above, respectively.

(h)    Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except to an Affiliate of the Buyer.

(i)    No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors, heirs and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)    Survival. Unless this Agreement is terminated pursuant to Section 8, the representations and warranties of the Company contained in Section 3 shall survive the Closing until the twelve (12) month anniversary of the Closing; provided, however that the representations and warranties of the Company in Sections 3(a) through (g), (k), (r) and (t) will survive until the expiration of the applicable statute of limitations. The covenants and agreements of the parties set forth in Section 4 and this Section 9 shall survive the Closing in accordance with their terms.

(k)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(l)    Interpretation.

(i)    When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(ii)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii)    The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(iv)    Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars.

(v)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(vi)    Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(vii)    Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BJ’S RESTAURANTS, INC.

By:	/s/ Gregory S. Levin
	Name:	Gregory S. Levin
	Title:	President, Chief Financial Officer and Secretary

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

SC 2018 TRUST LLC

By:	/s/ Gad Liwerant
	Name:	Gad Liwerant
	Title:	Manager

[Signature Page to Securities Purchase Agreement]